UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

Saker Aviation Services, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52593	87-0617649
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 South Street, Pier 6 East River, New York, NY 10004
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 776-4046

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Saker Aviation Services, Inc. (the “Company”) held on December 5, 2019, the stockholders voted to approve the Company’s 2019 Stock Incentive Plan (the “Plan”). The Plan became effective upon stockholder approval, will expire on December 5, 2029, and replaced the Company’s prior plan, the FBO Air, Inc. Stock Option Plan of 2005. The Plan authorizes 185,000 shares of the Company’s common stock for issuance as awards to the Company’s executives, employees and non-employee directors and is administered by the Compensation Committee of the Company.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on December 5, 2019, the stockholders voted on the matters described below.

1.

The Company’s stockholders elected five directors, each for a one-year term expiring on the date of the Company’s next annual meeting of stockholders and until his respective successor has been elected and qualified or until his earlier resignation or removal. The number of shares that (i) voted for the election of each director, (ii) withheld authority to vote for each director, and (iii) represented broker non-votes with respect to each director is summarized in the table below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes*
William B. Wachtel	432,631	2,174	288,065
Ronald J. Ricciardi	432,631	2,174	288,065
Marc Chodock	433,742	1,063	288,065
Samuel D. Goldstein	433,742	1,063	288,065
Roy P. Moskowitz	433,742	1,063	288,065

2.

The Company’s stockholders ratified the selection of Kronick Kalada Berdy & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions
722,279	587	4

3.

The Company’s stockholders approved the adoption of the Company’s 2019 Stock Incentive Plan. The number of shares that voted for, against, abstained from voting, and represented by broker non-votes for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes*
428,044	6,189	572	288,065

4.

The Company’s stockholders approved, on an advisory basis, the compensation of our named executive officers. The number of shares that voted for, against, abstained from voting, and represented by broker non-votes for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes*
432,885	1,350	570	288,065

* Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters but may not vote on non-routine matters. Broker non-votes are counted for the purpose of determining the presence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters such as an election of directors.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	2019 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKER AVIATION SERVICES, INC.

Dated: December 5, 2019	By:	/s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President